Exhibit 99.1

                                            For more information, contact:
                                            Thomas F. Rose
                                            Chief Financial Officer

                                            Wendy Crites Wacker, APR
                                            Corporate Communications

                                            Phone (386) 418-8888

         REGENERATION TECHNOLOGIES ANNOUNCES 2003 FIRST QUARTER RESULTS
            Company Posts Third Consecutive Quarter of Profitability;
             Will Hold Conference Call on April 24, 2003 at 11 a.m.

ALACHUA, FL (April 23, 2003) - Regeneration Technologies, Inc. (RTI) (Nasdaq:
RTIX), the Florida-based processor of orthopedic, cardiovascular and other allograft implants, today reported results of its operations for the first quarter 2003.

For the three-month period ended March 31, 2003, the company reported net revenues of $19.8 million, a 30 percent increase from first quarter 2002. First quarter net income was $1.4 million compared to net loss of $1.4 million for first quarter 2002. Net income per diluted share for the first quarter was $0.05. This compares to net loss per diluted share of $0.06 for first quarter 2002.

"We are pleased to announce our third consecutive quarter of profitability", said Brian Hutchison, chairman, president and CEO for RTI. "We worked hard in 2002 to lay a foundation for the sustainable growth of RTI. Our continued financial track record demonstrates that we are delivering on our promise."

In the first quarter 2003, RTI made significant progress in some key areas to further strengthen the business and pursue continued growth. These key accomplishments include:

o The company officially launched its BioCleanse(TM) Tissue Sterilization Process at the American Academy of Orthopedic Surgeons annual meeting, embarking on its mission to further educate the medical community on the benefits of sterilizing biological tissue without affecting its structural integrity or biocompatibility.

o In February, RTI went through the inspection portion in the application process for accreditation by the American Association of Tissue Banks. The accreditation process is ongoing and is expected to be completed in the near future.

o Also in February, RTI began implementation of a distribution agreement with its newest distribution partner for sports medicine allografts, Stryker Endoscopy, a division of Stryker Corporation. RTI and Stryker are committed to develop a complete line of sports medicine products.

o In March, RTI began distributing for the first time bone allograft implants labeled "sterile," according to ISO and AAMI standards.

2002 Second Quarter and Full Year Guidance

For the second quarter of 2003, RTI estimates net revenue between $21 and $23 million, with earnings per share between 5 and 7 cents. The company reaffirms previously stated 2003 full year guidance of net revenues between $85 and $90 million and earnings per share between 22 and 24 cents.

Conference Call

RTI will hold a live conference call and simultaneous web cast, with presentation, on Thursday, April 24 at 11:00 a.m. ET to discuss the 2003 first quarter results. The conference call can be accessed by dialing 1-888-709-9420, passcode RTIXQ ONE. The web cast and presentation can be accessed through the investor section of RTI's web site at www.rtix.com. A telephone replay of the call will be available through May 24, 2003 and can be accessed by calling 1-800-723-6769; the replay will also be available at www.rtix.com.

About Regeneration Technologies, Inc.

RTI processes allograft tissue into shaped implants for use in orthopedic, cardiovascular and other surgeries with a commitment to science, safety and innovation. By processing allograft tissue into forms that can be used in many types of surgical procedures, RTI enables patients to benefit from the gift of donated tissues. Allografts processed by RTI include the patented MD-SeriesTM threaded bone dowels, Cornerstone-SRTM blocks, Opteform(R) and Optefil(TM) allograft pastes, Osteofil/RegenafilTM injectable bone paste, FasLataTM fascia lata tissue, and cortical bone pins and interference screws.

RTI also holds the patent on the BioCleanse(TM) process, the only proven tissue sterilization process validated to eliminate viruses, bacteria, fungi and spores from tissue without impacting the structural or biomechanical integrity of the allograft.

Except for historical information, any statements made in this press release about the Company's anticipated financial results, future operational results or regulatory approvals are forward-looking statements subject to risks and uncertainties such as those described in the Company's public filings on file with the Securities and Exchange Commission. Actual results may differ materially from anticipated results reflected in these forward-looking statements. Copies of the Company's SEC filings may be obtained by contacting the Company or the SEC or by visiting the SEC's Web site at www.sec.gov.

                                       ###

                REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES
 Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
                                   (Unaudited)
                      (In thousands, except per share data)

                                                     Three months ended
                                                          March 31,
                                                -----------------------------
                                                   2003               2002
                                                -----------       -----------
Net revenues                                    $    19,832       $    15,299
Costs of processing
  and distribution                                   10,942             9,203
                                                -----------       -----------
    Gross profit                                      8,890             6,096
                                                -----------       -----------
    Operating Expenses                                6,339             8,240
                                                -----------       -----------
Operating income (loss)                               2,551            (2,144)
                                                -----------       -----------
    Net interest (expense) income                      (231)               70
                                                -----------       -----------
Income (loss) before income
  tax (expense) benefit                               2,320            (2,074)
Income tax (expense) benefit                           (921)              698
                                                -----------       -----------
Net income (loss)                                     1,399            (1,376)

Other comprehensive income
  (loss), net of tax:
  Unrealized derivative income                           --                44
                                                -----------       -----------
Comprehensive income (loss)                     $     1,399       $    (1,332)
                                                ===========       ===========
Net income (loss) per common
  share - basic                                 $      0.05       $     (0.06)
                                                ===========       ===========
Net income (loss) per common
  share - diluted                               $      0.05       $     (0.06)
                                                ===========       ===========
Weighted average shares
  outstanding - basic                            26,238,641        21,933,799
                                                ===========       ===========
Weighted average shares
  outstanding - diluted                          26,727,133        21,933,799
                                                ===========       ===========

                REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES
                           Net Revenue - Segment Data
                                   (Unaudited)
                                 (In thousands)

                                                              Three months ended
                                                                   March 31,
                                                             -------------------
                                                              2003         2002
                                                             ------       ------
Fees from tissue distribution:
  Spinal                                                     $11,879     $ 7,568
  Sports Medicine                                              2,493       2,435
  Cardiovascular                                               1,201         481
  General orthopedic                                           3,845       4,433
                                                             -------     -------
         Subtotal fees from tissue distribution               19,418      14,917
  Other revenues                                                 414         382
                                                             -------     -------
         Total                                               $19,832     $15,299
                                                             =======     =======

                REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES
                      Condensed Consolidated Balance Sheets
                                   (Unaudited)
                                 (In thousands)

                                                         March 31,  December 31,
                   Assets                                  2003         2002
                                                         ---------  ------------
Current Assets:
  Cash and cash equivalents                              $  8,845     $  9,811
  Restricted deposits
                                                           18,639       18,510
  Accounts receivable - net
                                                           12,227       14,082
  Inventories
                                                           31,667       28,626
  Other current assets
                                                            3,933        5,783
                                                         --------     --------
    Total current assets
                                                           75,311       76,812
Property, plant and equipment - net
                                                           49,555       50,575
Other assets
                                                           14,812       13,803
                                                         --------     --------
                                                         $139,678     $141,190
                                                         ========     ========
    Liabilities and Stockholders'
      Equity
Current Liabilities:
  Accounts payable                                       $ 25,310     $ 26,526
  Other current liabilities
                                                           23,380       24,534
                                                         --------     --------
    Total current liabilities
                                                           48,690       51,060
Other liabilities
                                                            6,782        7,508
                                                         --------     --------
      Total liabilities
                                                           55,472       58,568
Total stockholders' equity
                                                           84,206       82,622
                                                         --------     --------
                                                         $139,678     $141,190
                                                         ========     ========

         REGENERATION TECHNOLOGIES, INC. AND SUBSIDIARIES
          Condensed Consolidated Statements of Cash Flows
                            (Unaudited)
                          (In thousands)

                                                                                  Three months ended,
                                                                              --------------------------
                                                                                2003               2002
                                                                              -------            -------
Cash flows from operating activities:
  Net income (loss)                                                           $ 1,399            $(1,376)
  Adjustments to reconcile net income (loss) to net cash
    provided by (used in) operating activities:
        Depreciation and amortization expense                                   1,214                692
        Change in working capital                                              (2,045)             2,374
        Other                                                                     145             (2,102)
                                                                              -------            -------
           Net cash provided by (used in) operating activities                    713               (412)
                                                                              -------            -------

Cash flows from investing activities:
  Purchase of property, plant and equipment                                    (1,002)            (5,435)
                                                                              -------            -------
           Net cash used in investing activities                               (1,002)            (5,435)
                                                                              -------            -------

Cash flows from financing activities:
        Payments on capital lease and note obligations                           (616)              (276)
        Other                                                                     (61)                29
                                                                              -------            -------
           Net cash used in by financing activities                              (677)              (247)
                                                                              -------            -------

Net decrease in cash and cash equivalents                                        (966)            (6,094)
Cash and cash equivalents, beginning of period                                  9,811             13,504
                                                                              -------            -------
Cash and cash equivalents, end of period                                      $ 8,845            $ 7,410
                                                                              =======            =======